AGREEMENT

of

PURCHASE AND SALE

between

CENTURION GOLD HOLDINGS INC.
Represented by Rinus Groeneveld his capacity as CFO of the said company
("Centurion")

and

KEITH ARCHIE HART
("Hart")

and

GLENCAIRN GOLD MINE (PTY) LTD
Represented by Arthur Johnson in his capacity as Director of the said company
Registration Number: 1975/004700/07
("Glencairn")

AGREEMENT

1. PARTIES

The parties to this agreement are:

a) Centurion Gold Holdings Incorporated (Tax ID No: 65-1129207) of 18 George Avenue Rivonia ("Centurion");

b) Keith Archie Hart, identity number   of 12 Main Reef Road Germiston ("Hart");

c) Glencairn Gold Mine (Pty) Ltd t/a JC Gold Mine (Registration No: 1975/004700/07) of 12 Main Reef Road, Primrose, Germiston ("Glencairn").

2. PURPOSE

The purpose of this agreement is:

a) the acquisition by Hart of all the shares held by Centurion in the issued share capital of Glencairn representing 100% of such issued share capital and including any loan accounts that Centurion may have in Glencairn.

3. INTERPRETATION

a) The headings appearing in this agreement shall be used for reference purpose only and shall not effect the interpretation of any given paragraph or sub-paragraph.

b) A word or expression which refers to:

i) any gender, shall include the other gender;

ii) a natural person, shall include juristic persons, and vice versa;

iii) the singular shall include the plural, and vice versa.

Unless the context clearly indicates otherwise.

4. PURCHASE AND SALE OF SHARES

Hart hereby purchases from Centurion all the shares held by the latter in Glencairn including any loan account held by Centurion in Glencairn.

5. CONSIDERATION

a) The total consideration for the entire issued share capital of Glencairn plus the loan accounts shall be an amount of R 1 000 000.00 (One Million Rand) payable as provided for below.

b) On signature of the agreement, Hart shall pay to Centurion the sum of R 500 000.00 (Five Hundred Thousand Rand).

c) Within 10 (ten) business days of the last signature hereto, Hart shall pay to Centurion the sum of R 500 000.00 (Five Hundred Thousand Rand).

6. DELIVERY

a) Simultaneously with payment of the final payment of R 500 000.00 (Five Hundred Thousand Rand), Centurion shall deliver to Hart:

i) the share certificates for the relevant shares accompanied by a CM42 security transfer form duly signed on behalf of Centurion;

ii) the share register in respect of Glencairn and any other statutory documents in possession of Centurion;

iii) a resolution by the board of directors of Centurion approving the sale of the shares and loan account;

iv) a resolution by the board of directors of Glencairn approving the transfer of the shares and the loan account;

v) letters of resignation by all directors, public officers, auditors and company secretaries of Glencairn applicable from the date of transfer of the shares.

7. RISK AND BENEFIT

The risk and benefit in and to the shares shall pass to Hart on date of signature hereof.

8. VOETSTOOTS

a) Hart acknowledges that he has been involved in the business of Glencairn on a daily basis and that he is fully aware of the state of affairs of Glencairn and the business in particular, that he has satisfied himself in regard to all aspects relating to the business and has not been influenced to enter into this agreement by any statement or representation or warranty, express or implied, which is not recorded in this agreement and which may have been made during the course of the negotiations leading up to this agreement.

b) The shares sold in terms of this agreement are purchased by Hart voetstoots, without any representations or warranties, express or implied, having been made by or on behalf of Centurion, save as are expressly recorded in this agreement.

9. DISPUTES

a) Should any dispute at any time arise which the parties are unable to resolve immediately, whether in regard to the meaning or effect of any term of this agreement, or the implementation of any parties obligation hereunder, or any other matter arising therefrom or incidental thereto, then such dispute shall, at the election of any party, be submitted to arbitration in accordance with the relevant legislation.

b) The decision or award of the arbitrator shall be conclusive and binding upon the parties and may be made an order of court of competent jurisdiction

10. NOTICES

a) The parties choose the following addresses as their respective domicilium

Centurion Gold Holdings Inc	**18 GEORGE AVENUE RIVONIA**
Keith Archie Hart	**12 MAIN REEF ROAD GERMISTON**
Arthur Johnson	**12 MAIN REEF ROAD GERMISTON**

b) Any notice addressed to a party at its physical address shall be sent by pre-paid registered post, or delivered by hand or telefax.

c) Any notice shall be deemed to have been given:

i) if posted by pre-paid registered post, 7 (seven) days after the date of posting thereof;

ii) if hand delivered, on the day of delivery;

iii) if sent by telefax, on the date of sending such telefax, provided that such notice shall be confirmed by pre-paid registered post on date of dispatch of such telefax, or, should no postal facilities be available, on the date of the next business day.

11. GENERAL

a) No party shall assign or transfer all or any of its rights under this agreement without prior written consent of the other parties.

b) This agreement shall be read and construed according to the laws of the Republic of South Africa and the parties submit to this jurisdiction.

c) If any provision of this agreement is held by a court to be unlawful, invalid, unenforceable or in conflict with any rule of law, statute, ordinance or regulation, the enforceability and validity of the remaining provisions shall not be thereby affected.

d) All stamp duty and government charges arising out of or incidental to this agreement shall be a responsibility of and payable by Hart.

12. PROPERTY

The parties record that:

a) Glencairn has sold a portion of the remaining extent of portion 132 of the farm Driefontein 87, in extent approximately 23 (twenty three) hectares to Bekezela Housing Cooperative Limited for the sum of R 800 000.00 (Eight Hundred Thousand Rand); and

b) Glencairn has donated to Living in Hope, specifically for the building of an Aids Clinic in terms of the mine's Social Responsibility Program, a portion of the remainder of portion 132 of the farm Driefontein, between Pretoria and Stanley Roads, Primrose.

SIGNED AT THE VENUES AND ON THE DATES STATED BELOW:

WITNESSES:

1. ______________________

2. ______________________

____
Rinus Groeneveld

____
Keith Hart

____
Arthur Johnson

PLACE: Akinkola

DATE: 30 September 2006